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                                                                   EXHIBIT 10.17

                   THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT
                      AND HAS NOT BEEN REGISTERED UNDER THE
                    SECURITIES ACT OF 1933 OR THE SECURITIES
                     LAWS OF ANY STATE. THIS NOTE MAY NOT BE
                   SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH
                      REGISTRATION OR AN OPINION OF COUNSEL
                      SATISFACTORY TO THE ISSUER THAT SUCH
                    REGISTRATION IS NOT REQUIRED BY SAID ACT
                                 OR STATE LAWS,


                                ORTHOMETRIX, INC.


$50,000.00                                                White Plains, New York
                                                              September 18, 2003


         ORTHOMETRIX, INC., a Delaware corporation (the "Company"), for value received, promises to pay to MICHAEL W. HUBER (the "Payee"), the principal sum of Fifty Thousand U.S. Dollars ($50,000) on September 18, 2004 (the "Maturity Date"), except as otherwise provided herein, together with interest on the outstanding principal amount of this Note at the rate of prime (as published from time to time by JP Morgan Chase) plus one per annum, except as otherwise provided herein. Interest shall be payable quarterly on the last business day of each March, June, September and December, commencing September 30, 2003.

         1. Payments and Prepayments.

         1.1 Payments and prepayments of principal and interest on this Note shall be made to Payee at 179 Avenue at the Common, Suite 2, Shrewsbury, NJ 07702, or by wire to Payee's account at the First Union National Bank, 303 Broad Street, Red Bank, NJ 07701, ABA # 021200025, Acct. # 8881807686. Notice of a
wire transfer shall be given by the Company to the Payee at the Shrewsbury address.

         1.2 Payments and prepayments of principal and interest on this Note shall be made in lawful money of the United States of America.

         1.3 If any payment on this Note becomes due and payable on a Saturday, Sunday or other day an which commercial banks in New York City are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day, and, with respect to payments of principal, interest thereon shall be payable during such extension at the then applicable rate.


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         1.4 The Company shall be obligated to prepay the outstanding principal amount of this Note within ten (10) days after such time as (i) the Company receives the Release Payment due on or before January 31, 2004 from CooperSurgical, Inc. under the Asset Purchase Agreement dated as of February 27, 2002, or (ii) the Company receives net proceeds of at least $1,000,000 from an equity financing, or (iii) the Company sells substantially all its assets. The Company shall have the right at any time and from time to time to prepay this
Note in whole or in part, together with interest on the amount prepaid to the date of prepayment, without penalty or premium. Upon payment of part of the principal amount of this Note, the Company may require the holder to present this Note for notation of such payment and, if this Note is paid in full, require the holder to surrender this Note.

         1.5 Upon payment in full of all outstanding principal and interest due under this Note, the Company's obligations in respect of payment of this Note shall terminate and the holder shall return it to the Company.

         2. Events of Default. In the event that:

                  (a) the Company defaults for more than five business days in making any payment required to be made on this Note; or

                  (b) the Company hereafter makes an assignment for the benefit of creditors, or files a petition in bankruptcy as to itself, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for the appointment of any receiver of or any trustee for the Company or any substantial part of its property under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there is hereafter commenced against the Company any such proceeding and an order approving the petition is entered or such proceeding remains undismissed for a period of 60 day, or the Company or its general partner by any act or omission to act indicates its consent to or approval of or acquiescence in any such proceeding or the appointment of any receiver of, or trustee for, the Company or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of 60 days;

then, and in any such event, and at any time thereafter, if such event shall then be continuing, the holder of this Note may, by written notice to the Company, declare the Note due and payable, whereupon the same shall be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.



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         3. Investment Representation.

         3.1 The Payee hereby acknowledges that the Note is not being registered
(i) under the Securities Act of 1933, as amended (the "Act"), on the ground that the issuance of the Note is exempt from registration under Section 4(2) of the Act as not involving any public offering or (ii) under any applicable state securities law because the issuance of the Note does not involve any public offering; and that the Company's reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Payee that it is acquiring the Note for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

         3.2 The Payee hereby agrees that it will not sell or transfer all or any part of this Note unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company an opinion, reasonably satisfactory to counsel for the Company, of counsel skilled in securities matters (selected by the holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state.

         3.3 The Company may refuse to recognize a transfer of this Note on its books should a holder attempt to transfer this Note otherwise than in compliance with this Section 3.

         4. Miscellaneous.

         4.1 Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender or cancellation of the Note, if mutilated, the Company will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

         4.2 This Note and the rights and obligations of the Company and each holder hereunder shall be construed in accordance with and be governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the Company has executed this Note as of the day and year first above written.

                                                   ORTHOMETRIX, INC,



                                                   By: /s/ Reynald Bonmati
                                                       ----------------------
                                                       Name:  Reynald Bonmati
                                                       Title: President